UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 15, 2004, Janus Capital Group Inc. (“Janus”) sold its remaining 7.4 million shares of common stock of DST Systems, Inc. Janus received proceeds of $336 million on a pretax basis ($208 million after taxes). The transaction will result in a second quarter gain of $228 million, or $100 million after taxes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: June 16, 2004	By:	/s/ Loren M. Starr Loren M. Starr Senior Vice President and Chief Financial Officer

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